SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 30, 2009

THORNBURG MORTGAGE, INC.

(Exact Name of Registrant as Specified in Charter)

Maryland	001-11914	85-0404134
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2300 North Ridgetop Road Santa Fe, New Mexico	87506
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (505) 989-1900

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.03.	Bankruptcy or Receivership.

On May 1, 2009, Thornburg Mortgage, Inc., a Maryland corporation (the “Company”), together with certain of its wholly-owned direct and indirect subsidiaries, ADFITECH, Inc. (“ADFITECH”), Thornburg Acquisition Subsidiary, Inc., Thornburg Mortgage Home Loans, Inc. (“TMHL”) and Thornburg Mortgage Hedging Strategies, Inc. (“TMHS” and, together with the Company, the “Debtors”), filed a voluntary petition for relief under Chapter 11 of the United States Bankruptcy Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the District of Maryland (the “Bankruptcy Court”), under case numbers 09-17787, 09-17788, 09-17790, 09-17791 and 09-17792, respctively.

The Bankruptcy Court assumed jurisdiction over the assets of the Debtors as of the date of the filing of the bankruptcy petitions. The Debtors will remain in possession of their assets and continue to operate their business as debtors-in-possession, subject to the provisions of the Bankruptcy Code and the orders of the Bankruptcy Court. To date, no trustee or examiner has been appointed.

The Company has not filed its Annual Report on Form 10-K for the year ended December 31, 2008, does not intend to hold an Annual Meeting of Stockholders in June 2009 and anticipates that there will be no funds available for distribution to any equity holders of the Company.

The Company and Thornburg Investment Management, Inc. are separate and independent legal entities. Garrett Thornburg is the Chairman of both firms and together they occupy the Thornburg Campus in Santa Fe, New Mexico; however, the businesses of Thornburg Investment Management, Inc. are not related to, or affected by, the business of the Company.

Item 2.04.	Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

The Company’s filing of the voluntary petition for relief under Chapter 11 of the Bankruptcy Code described above in Item 1.03, constituted an event of default under the Company’s 8% Senior Notes due 2013 (the “Senior Notes”), Senior Subordinated Secured Notes due 2015 (the “Senior Subordinated Notes”), Floating Rate Junior Subordinated Notes due 2035 (the “2035 Notes”), Floating Rate Junior Subordinated Notes due January 2036 (the “January 2036 Notes”), and Floating Rate Junior Subordinated Notes due April 2036 (the “April 2036 Notes”). As a result, all unpaid principal and any accrued and unpaid interest on all outstanding Senior Notes and Senior Subordinated Notes became immediately due and payable. Upon receipt from the trustee or the holders of at least 25% of the outstanding principal amount of each of the 2035 Notes, January 2036 Notes and April 2036 Notes (collectively, the “Junior Notes”) of a declaration of acceleration as a result of the event of default, all unpaid principal and accrued and unpaid interest on the outstanding 2035 Notes, January 2036 Notes and April 2036 Notes, respectively, will become immediately due and payable. In addition, the regularly scheduled March 30, 2009 interest payment due on the Senior Subordinated Notes in an aggregate amount of approximately $74.8 million was not paid within the 30-day grace period. Therefore, the accelerated amounts due and payable with respect to the Senior Notes and the

Senior Subordinated Notes are, and in the case of the Junior Notes is expected to be, approximately $304.6 million, $1.3 billion and $213.8 million, respectively, as of April 30, 2009.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Paul G. Decoff, the Company’s Senior Executive Vice President and Chief Lending Officer, resigned from such positions effective April 30, 2009, in light of the Company’s previously announced plans to discontinue its operations and effect an orderly wind down of its operations, and in light of the involuntary termination of his employment with Thornburg Mortgage Advisory Corporation as part of the Company’s wind down and previously announced reduction-in-force.

Item 8.01.	Other Events.

On April 30, 2009, the Forbearance Agreement entered into by the Company and JPMorgan Chase Funding, Inc. (“JPM”), Credit Suisse Securities (USA) LLC (“CSUSA”), Credit Suisse International (“CSI” and, together with CSUSA, “Credit Suisse”), Greenwich Capital Markets, Inc. (“GCM”), Greenwich Capital Derivatives, Inc. (“GCD”) and The Royal Bank of Scotland plc (“RBS” and, together with GCM and GCD, “Greenwich”), dated as of March 16, 2009, and amended on March 31, 2009, the Forbearance Agreement entered into by the Company and Citigroup Global Markets Limited (“Citi”), dated as of March 16, 2009, and amended on March 31, 2009, and the Forbearance Agreement entered into by the Company and UBS AG (“UBS” and, together with JPM, Credit Suisse, Greenwich and Citi, the “Financing Counterparties”), dated as of March 16, 2009, and amended on March 31, 2009, each expired in accordance with its terms. As permitted by these agreements, during April 2009, each of Credit Suisse, JPM and Greenwich sold or otherwise applied the collateral pledged under the repurchase agreements, auction swap agreements or similar financing agreements (collectively, the “Financing Agreements”) under which they extended credit to the Company and/or TMHS and calculated the related deficiency amounts. Since April 27, 2009, Credit Suisse, JPM and Greenwich have submitted deficiency notices to the Company under their Financing Agreements in the amounts of $911.6 million, $386.1 million and $1.0 billion, respectively. The Company has not completed its review of the calculations used by the Financing Counterparties to determine the claimed deficiency amounts and has requested additional information and documentation from the Financing Counterparties to review the deficiency amounts asserted. As previously disclosed by the Company in its Current Report on Form 8-K filed with the Securities and Exchange Commission on March 20, 2009, unpaid or deficiency amounts of approximately $393.6 million and $86.6 million, respectively, were previously calculated under the Company’s respective Financing Agreements with Citi and UBS, and such amounts do not include any additional interest that has accrued since March 16, 2009. Any amounts owed under the Financing Agreements became due on May 1, 2009 and remain outstanding.

Also, as permitted by the foregoing Forbearance Agreements, during April 2009 the Financing Counterparties requested that the Company provide certain information and administrative assistance to the Financing Counterparties in anticipation of the exercise by the Financing Counterparties of their right to foreclose on the mortgage servicing rights (“MSRs”), previously pledged by the Company and TMHL as security for deficiencies under the Financing Agreements described above. Accordingly, the Company has provided to the Financing Counterparties certain loan portfolio information and has participated in related discussions with the Financing Counterparties and with the subservicer for the bulk of the serviced loan portfolio. As of the date hereof, the collateral agent under the security agreement under which the MSRs were pledged has not enforced the security interest in the MSRs and the Financing Counterparties have not notified the Company of any arrangements to sell or otherwise transfer the MSRs.

In light of the Company’s previously announced plans to file for Chapter 11 bankruptcy protection and commence an orderly sale and liquidation of its remaining assets, and in light of the fact that as an “externally managed REIT” the Company has no employees, it relies solely on Thornburg Mortgage Advisory Corporation (the “Manager”) to manage all of its business, financial and other day-to-day operations and all of its executive officers are employed by the Manager pursuant to the Management Agreement, the Company and the Manager agreed to modify the terms under which the Manager provides services to the Company. The Company and the Manager entered into an Amended and Restated Management Agreement dated as of January 16, 2009, and effective as of April 30, 2008 (the “Management Agreement”), in connection with the Company’s annual review of the Management Agreement. Following the April 1, 2009 public announcement of the Company’s liquidation plans, on April 8, 2009, the Company and the Manager entered into an amendment (the “Amendment”) to the Management Agreement, whereby the Company and the Manager amended the Management Agreement to eliminate any profit or management fee to the Manager and provide only for reimbursement of actual costs incurred by the Manager on behalf of the Company. Specifically, the Amendment provides for (i) the elimination of the Base Management Fee (as defined in the Management Agreement) of $2 million per month as of the period beginning April 1, 2009, (ii) the elimination of the Incentive Compensation (as defined in the Management Agreement) unless otherwise approved by the Bankruptcy Court, (iii) the reimbursement to the Manager bi-weekly of any documented Operating Expenses (as defined in the Management Agreement) reasonably incurred by the Manager on behalf of the Company, (iv) review of such reimbursed amounts by the Compensation Committee of the Board of Directors, (v) a deposit by the Company in the amount of $500,000 to be retained by the Manager and applied against any unpaid reimbursable expenses owing to the Manager under the Management Agreement, (vi) termination of the Management Agreement by the Company upon not less than 10 days prior written notice to the Manager and (vii) waiver of the Termination Fee (as defined in the Management Agreement), except in the event the Company exercises its right to acquire the fixed assets, books, records and intellectual property of the Manager that are substantially used in the management or operations of the Company. On April 30, 2009, the Company and the Manager entered into a second amendment (the “Second Amendment”) to the Management Agreement, whereby the Company and the Manager amended the Management Agreement, as amended by the Amendment, to provide for a reduction in the deposit retained by the Manager described in (v) above from $500,000 to $250,000 in recognition of the fact that, as of April 30, 2009, the Manager will have terminated all employees who currently perform services on behalf of the Company and as a result the parties anticipate that the ongoing services provided by the Manager to the Company will be more limited in scope and cost.

The description of the terms and conditions of the Management Agreement, the Amendment and the Second Amendment set forth herein does not purport to be complete and is qualified in its entirety by reference to the full text of the Management Agreement, the Amendment and the Second Amendment, which are attached hereto as Exhibit 10.1, Exhibit 10.2 and Exhibit 10.3, respectively, and incorporated herein by reference.

Notwithstanding the Debtors’ filing for Chapter 11 bankruptcy protection, ADFITECH, the Company’s quality control services subsidiary, continues to operate its business and provide services to its customers while efforts are undertaken to sell its business operations as a going concern. The Company is working expeditiously with its advisors to sell ADFITECH for the benefit of creditors and has retained Houlihan Lokey Howard & Zukin, Inc. as an investment banker to the Company in connection with the sale of ADFITECH.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

The following exhibits are filed as part of this report in accordance with the provisions of Item 601 of Regulation S-K:

Exhibit Number	Name of Exhibit

10.1	Amended and Restated Management Agreement between the Company and Thornburg Mortgage Advisory Corporation, dated as of January 16, 2009.

10.2	Amendment to Amended and Restated Management Agreement between the Company and Thornburg Mortgage Advisory Corporation, dated April 8, 2009.

10.3	Second Amendment to Amended and Restated Management Agreement between the Company and Thornburg Mortgage Advisory Corporation, dated April 30, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THORNBURG MORTGAGE, INC.

Date: May 1, 2009	By:	/s/ Larry A. Goldstone
Larry A. Goldstone, Chief Executive Officer and President

EXHIBIT INDEX

EXHIBIT NUMBER	NAME OF EXHIBIT

10.1	Amended and Restated Management Agreement between the Company and Thornburg Mortgage Advisory Corporation, dated as of January 16, 2009.

10.2	Amendment to Amended and Restated Management Agreement between the Company and Thornburg Mortgage Advisory Corporation, dated April 8, 2009.

10.3	Second Amendment to Amended and Restated Management Agreement between the Company and Thornburg Mortgage Advisory Corporation, dated April 30, 2009.

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